Exhibit 99.2

PRESS RELEASE www.corescientific.com

Core Scientific, Inc. Announces Final Results of Oversubscribed $55 Million Equity Rights Offering

Strong demand from existing shareholders reflects support for the Company’s emergence and strategy

AUSTIN, Texas, Jan. 8, 2024 – Core Scientific, Inc. (OTC: CORZQ) (“Core Scientific” or the “Company”), a leader in high-performance blockchain computing data centers and software solutions, today announced the final results of its $55 million Equity Rights Offering (“ERO”). The ERO was oversubscribed, and the aggregate subscriptions (including oversubscriptions) exceeded $55 million at which the ERO is capped.

The subscription period for the ERO expired at 5:00 P.M. Eastern Time on January 5, 2024. The final results of the offering render the previously arranged ERO backstop funding unnecessary and represent another significant milestone in the Company’s path to emergence and re-listing.

“The oversubscription for our equity rights offering signals shareholders’ strong confidence in our business and strategy,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “As a result of this successful raise, and following full repayment of previously drawn amounts on our DIP financing, we are set to emerge from Chapter 11 in January with enhanced liquidity and in a strong position to continue executing our growth plans.”

Because the ERO is capped at $55 million, the total amount of oversubscription, if any, will be allocated pro rata among ERO participants who exercised their oversubscription

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rights based on the number of shares of reorganized Core Scientific each oversubscription participant subscribed for. Any excess payments made by ERO participants that exercised oversubscription rights, after giving effect to the proration and the $55 million maximum offering amount, will be returned to such ERO participants in accordance with the Company’s Rights Offering Procedures.

This press release is solely for informational purposes. Investors should not rely upon it or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. Investors should read the Plan and the related Disclosure Statement, each as amended or supplemented, which are available (i) on the website of Stretto, the Company’s voting and solicitation agent, at https://cases.stretto.com/corescientific/, (ii) by calling Stretto at (888) 317-1417 (in the U.S. and Canada; toll-free) or +1 (929) 399-0959 (outside of the U.S. and Canada), or (iii) by sending an electronic mail message to csrightsoffer@stretto.com.

This press release is for informational purposes only and does not constitute an offer to sell or solicitation of an offer to buy any security.

ABOUT CORE SCIENTIFIC

Core Scientific (OTC: CORZQ) is one of the largest blockchain computing data center providers and miners of digital assets in North America. Core Scientific has operated blockchain computing data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting,

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monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

Certain statements in this press release constitute “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated date of Company emergence from Chapter 11. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts and assumptions and are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in its Chapter 11 cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results

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of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock as well as other risk factors set forth in the Company’s reports filed with the U.S. Securities & Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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CONTACTS

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